                                                                 EXHIBIT (m)(19)

                           FORM OF AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                           FOURTH AMENDED AND RESTATED
                          DISTRIBUTION AND SERVICE PLAN

                                       FOR

                                ING EQUITY TRUST

                                                    MAXIMUM          MAXIMUM            MAXIMUM          MAXIMUM
                                                    CLASS A          CLASS B            CLASS C          CLASS Q
                                                    COMBINED         COMBINED           COMBINED         COMBINED
                                                  DISTRIBUTION     DISTRIBUTION       DISTRIBUTION     DISTRIBUTION
                                                  AND SERVICE       AND SERVICE        AND SERVICE     AND SERVICE
NAME OF FUND*                                         FEES             FEES               FEES             FEES
-------------------------------------------------------------------------------------------------------------------
ING Disciplined LargeCap Fund                        0.30%            1.00%               1.00%            0.25%
ING Growth Opportunities Fund                        0.30%            1.00%               1.00%            0.25%
ING MidCap Opportunities Fund                        0.30%            1.00%               1.00%            0.25%
ING MidCap Value Fund                                0.25%            1.00%               1.00%            0.25%
ING Principal Protection Fund                        0.25%            1.00%               1.00%            0.25%
ING Principal Protection Fund II                     0.25%            1.00%               1.00%            0.25%
ING Principal Protection Fund III                    0.25%            1.00%               1.00%            0.25%
ING Principal Protection Fund IV                     0.25%            1.00%               1.00%            0.25%
ING Principal Protection Fund V                      0.25%            1.00%               1.00%            0.25%
ING Principal Protection Fund VI                     0.25%            1.00%               1.00%            0.25%
ING Principal Protection Fund VII                    0.25%            1.00%               1.00%            0.25%
ING Principal Protection Fund VIII                   0.25%            1.00%               1.00%            0.25%
ING Principal Protection Fund IX                     0.25%            1.00%               1.00%            0.25%
ING Real Estate Fund                                 0.25%            1.00%               1.00%            0.25%
ING SmallCap Opportunities Fund                      0.30%            1.00%               1.00%            0.25%
ING SmallCap Value Fund                              0.25%            1.00%               1.00%            0.25%

* This Amended Schedule A to the Fourth Amended and Restated Distribution and Service Plan will be effective with respect to the Funds upon the effective date of the post effective amendment to the Trust's Registration Statement with respect to each Fund.